EXHIBIT 10.49
AMENDMENT NO. 1 TO NONQUALIFIED SHARE OPTION AGREEMENT
          This Amendment No. 1 to the Nonqualified Share Option Agreement (this “Amendment”) is made as of [      ], 2011 by and between PS Business Parks, Inc. (the “Corporation”), and [      ] (the “Optionee”), an individual who holds certain share options granted under the Corporation’s 2003 Stock Option and Incentive Plan (the “Plan”).
          WHEREAS, the Optionee holds unexercised options to purchase [       ] shares of the Corporation’s common stock, par value $.01 per share, at a price of $[       ] per share (the “Option”) evidenced by an Option Agreement dated [       ] by and between the Corporation and the Optionee (the “Option Agreement”); and
          WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to amend the Option Agreement to provide that the Option shall vest in full effective as of the Corporation’s next annual meeting (the “Retirement Date”) and shall remain exercisable for one year following the Retirement Date, unless the Option earlier expires pursuant to its original term; and
          WHEREAS, the parties desire to so amend the Option Agreement;
          NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements set forth in this Amendment, the parties AGREE as follows:
          1. Section 3.1 of the Option Agreement is hereby amended and restated in its entirety:
               The Optionee may exercise the Option (subject to the limitations on exercise set forth in the Plan or in this Option Agreement), in installments as follows: (i) prior to the first anniversary of the Grant Date, the Option shall not be exercisable; (ii) on the first anniversary of the Grant Date, the Option shall become exercisable with respect to one-fifth of the shares of Common Stock subject to the Option; (iii) on the second anniversary of the Grant Date, the Option shall become exercisable with respect to an additional one-fifth of the shares of Common Stock subject to the Option; (iii) on the third anniversary of the Grant Date, the Option shall become exercisable with respect to an additional one-fifth of the shares subject to the Option; (iv) on the fourth anniversary of the Grant Date, the Option shall become exercisable with respect to an additional one-fifth of the shares subject to the Option; and (v) on the fifth anniversary of the Grant Date, the Option shall become exercisable with respect to the remaining shares of Common Stock subject to the Option. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.
               Notwithstanding the foregoing vesting schedule, in the event that the Optionee is not re-nominated for election to the Board because he or she would attain the age of 70 during such subsequent Board term, the Option granted hereunder shall immediately vest and become exercisable effective as of the Optionee’s retirement date, which shall be the date of the Corporation’s next annual meeting (the “Retirement Date”), and shall remain exercisable for one years from the Retirement Date unless the Option otherwise expires pursuant to its original term.

          2. Section 3.5 of the Option Agreement is hereby amended and restated in its entirety:
               Subject to Sections 3.1, 3.6 and 3.7 hereof, upon the termination of service (a “Service Termination”) of the Optionee as a director of the Corporation, other than by reason of the retirement, death or permanent and total disability of the Optionee, the Optionee shall have the right at any time within 30 days after such Service Termination and prior to termination of the Option pursuant to Section 3.4 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Service Termination, to the extent such Option was exercisable immediately prior to such Service Termination.
          3. Except as expressly provided herein, the terms and conditions of the Option Agreement shall remain in full force and effect and shall be binding on the parties hereto.
               IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

PS BUSINESS PARKS, INC.
By:

Its:

OPTIONEE